Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
Trinity Industries Inc. Announces Appointment of E. Jean Savage
as Chief Executive Officer and President
DALLAS, Texas - January 15, 2020 - Trinity Industries, Inc. (NYSE: TRN) (“Trinity” or the “Company”) today announced that E. Jean Savage, a member of the Company’s Board of Directors and Vice President of the Surface Mining & Technology division of Caterpillar Inc. (NYSE: CAT), has been appointed Chief Executive Officer and President, effective February 17, 2020. Ms. Savage will remain a member of the Board.
“We are thrilled to have Jean join the Trinity management team as CEO and President. As fellow Board members, we have been fortunate to benefit from Jean’s understanding of both the leasing and manufacturing businesses and the value creation potential of each. She has a proven track record transforming other large organizations and deep experience optimizing manufacturing operations and corporate infrastructure. Jean’s knowledge of Trinity and the rail industry will enable her to hit the ground running in her new leadership role while at the same time bringing fresh perspective to the Company as we continue to deliver on our customers’ expectations and strive to enhance the value we create for our shareholders,” said Trinity’s non-executive Chairman Leldon Echols.
Ms. Savage said, “Trinity has transformed as a company to become a leading rail-focused platform of businesses. Management and the Board are focused on optimizing the platform to fully capture the financial and commercial benefits it enables, as well as pursuing innovative service solutions to further enhance the value proposition for customers. Trinity has a talented team of employees and a strong corporate culture of premier performance, and I am confident that together we can deliver both strong financial and operational performance throughout the rail cycle.”
Until Ms. Savage’s appointment as CEO and President is effective, Trinity will continue to be led by its previously announced interim Office of the Chief Executive Officer.
About E. Jean Savage
Ms. Savage (55) has served as a member of Trinity’s Board since November 2018 and brings significant executive experience in the industrial, engineering and rail transportation sectors.
Ms. Savage most recently spent 17 years at Caterpillar Inc. in a variety of senior leadership positions. Since 2017, she has served as Vice President of the Surface Mining & Technology division of Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. In this role, Ms. Savage oversaw the division’s end-to-end value chain, ensuring a customer-centric approach in product design, development, operations, and sales. She was also responsible for Caterpillar’s Sales and Marketing and Technology groups, which covered all products in Caterpillar’s Resource Industries Group, serving the mining sector.
From 2014 to 2017, Ms. Savage was Chief Technology Officer and Vice President of Caterpillar’s Innovation and Technology Development Division.
From 2009 to 2014, Ms. Savage held various leadership roles in Caterpillar’s subsidiary Progress Rail Services (“PRS”), an integrated and diversified supplier of railroad and transit products and services as well as railcar leasing, including serving as Senior Vice President and Chief Operating Officer of the Locomotive and Railcar Services business unit for PRS from 2002 to 2013.
Ms. Savage joined PRS in 2002 as Vice President for Quality and Continuous Improvement. She also served as Vice President of Progress Rail’s Freight Car Repair, Parts and Quality Divisions.
Prior to joining Caterpillar, Ms. Savage worked in a variety of operations and engineering positions in her 14 years at Parker Hannifin Corporation, a leader in motion and control technologies and systems.
Ms. Savage began her career spending nine years as an Intelligence Officer in the U.S. Army Reserves.

She has a bachelor’s degree in electrical and computer engineering from the University of Cincinnati and a master’s degree in engineering management from the University of Dayton.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our rail-related businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail integrated platform provides railcar leasing and management services, as well as railcar manufacturing, maintenance and modifications. Trinity also owns businesses engaged in the manufacture of products used on the nation’s roadways and in traffic control, as well as logistical and transportation businesses that provide support services to a variety of industrial manufacturers. Trinity reports its financial results in three principal business segments: the Railcar Leasing and Management Services Group, the Rail Products Group, and the All Other Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor & Media Contact:
Jessica Greiner
Vice President, Investor Relations and Communications
Trinity Industries, Inc.
(Investors) 214/631-4420
(Media Line) 214/589-8909